Exhibit 10.4

EXHIBIT E

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT

made by

HILL INTERNATIONAL, INC.,

and certain of its Subsidiaries

in favor of

OBSIDIAN AGENCY SERVICES, INC.,

as Administrative Agent

Dated as of October 18, 2012

TABLE OF CONTENTS

		Page
SECTION 1.	DEFINED TERMS	1

1.1.	Incorporated Definitions	1

1.2.	Definitions	1

1.3.	Other Interpretive Provisions	4

SECTION 2.	GUARANTEE	3

2.1.	Guarantee	3

2.2.	Right of Contribution	4

2.3.	No Subrogation	4

2.4.	Amendments, etc., with respect to the Obligations	5

2.5.	Guarantee Absolute and Unconditional	5

2.6.	Payments	6

SECTION 3.	GRANT OF SECURITY INTEREST	6

SECTION 4.	REPRESENTATIONS AND WARRANTIES	8

4.1.	Title; No Other Liens	8

4.2.	Perfected Liens	8

4.3.	Grantor Information	8

4.4.	Collateral Locations	8

4.5.	Certain Property	8

4.6.	Investment Property	9

4.7.	Receivables	9

4.8.	Intellectual Property	9

4.9.	Depositary and Other Accounts	9

4.10.	Commercial Tort Claims	9

SECTION 5.	COVENANTS	10

5.1.	Delivery of Instruments, Certificated Securities and Chattel Paper	10

5.2.	Maintenance of Insurance	10

5.3.	Maintenance of Perfected Security Interest; Further Documentation	10

5.4.	Changes in Locations, Name, etc.	11

5.5.	Investment Property	11

5.6.	Receivables	12

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ii

		Page

8.15.	Additional Grantors	27

8.16.	Reinstatement	27

8.17.	Additional Interests	27

8.18.	Releases	28

8.19.	Conflicts with Certain Other Agreements	28

SCHEDULES
Schedule 1	Perfection Matters
Schedule 2	Jurisdictions of Organization
Schedule 3	Inventory and Equipment Locations
Schedule 4	Investment Property
Schedule 5	Intellectual Property
Schedule 6	Deposit Accounts
Schedule 7	Commercial Tort Claims

ANNEXES
Annex 1	Form of Assumption Agreement
Annex 2	Form of Supplement

iii

GUARANTEE AND COLLATERAL AGREEMENT

This GUARANTEE AND COLLATERAL AGREEMENT dated as of October 18, 2012 (this “Agreement”) is entered into among HILL INTERNATIONAL, INC. (the “Borrower” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF AN ASSUMPTION AGREEMENT (each a “Grantor” and together with the Borrower, collectively, the “Grantors”) in favor of OBSIDIAN AGENCY SERVICES, INC., as the Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement referenced below).

PRELIMINARY STATEMENTS:

Pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, including any increases thereof, the “Credit Agreement”), among the Borrower, the lending and other financial institutions from time to time parties thereto (collectively, the “Lenders”) and Obsidian Agency Services, Inc., as Administrative Agent, the Borrower has requested certain extensions of credit.

Each Grantor (other than the Borrower) is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from such extensions of credit.

It is a condition precedent to the Secured Parties’ obligations to make and maintain such extensions of credit that the Grantors shall have executed and delivered this Agreement to the Administrative Agent.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS

1.1. Incorporated Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC: Accounts; Certificated Security; Chattel Paper; Commercial Tort Claims; Deposit Accounts; Documents; Electronic Chattel Paper; Equipment; Farm Products; Fixtures; General Intangibles; Goods; Health Care Insurance Receivables; Instruments; Inventory; Leases; Letter-of-Credit Rights; Money; Payment Intangibles; Supporting Obligations; and Tangible Chattel Paper.

1.2. Definitions. The following terms shall have the following meanings:

“Account Control Agreement” means each deposit account control agreement now or hereafter executed in favor of the Administrative Agent granting the Administrative Agent for the benefit of the Secured Parties control of any Grantor’s deposit accounts as security for the Secured Obligations, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Applicable Governmental Authority” is defined in Section 5.6(c).

“Collateral” is defined in Section 3.

“Copyrights” means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” means any agreement, whether written or oral, naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Facility Termination Date” means, subject to reinstatement pursuant to Section 8.16, the date on which (i) the Aggregate Commitments have terminated, and (ii) all Obligations (other than contingent indemnification obligations) have been paid in full.

“Guarantors” means the collective reference to each Grantor other than the Borrower, if any.

“Intellectual Property” means (i) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and (ii) all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (limited so that in no event shall any Grantor pledge hereunder (a) more than 65% of the total outstanding voting Equity Interests of any CFC or (b) any Equity Interests of non-wholly owned Domestic Subsidiaries whose Organization Documents (as defined in the Credit Agreement) prohibit such pledge) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and Pledged Equity.

“Issuers” means, collectively, all issuers of Investment Property constituting Collateral.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Pledged Notes” means, collectively, all promissory notes listed on Schedule 4, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

“Pledged Equity” means the Equity Interests listed on Schedule 4, together with any other Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall any Grantor pledge hereunder (i) more than 65% of the total outstanding voting Equity Interests of any CFC or (ii) any Equity Interests of non-wholly owned Domestic Subsidiaries whose Organization Documents (as defined in the Credit Agreement) prohibit such pledge.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Obligations” means (i) in the case of the Borrower, the Obligations and (ii) in the case of each Guarantor, its Obligations arising under Section 2 of this Agreement or otherwise under each other Loan Document to which it is a party from time to time.

“Securities Act” means the Securities Act of 1933.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

SECTION 2. GUARANTEE

2.1. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of each other Grantor. This is a guaranty of payment not of collection.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable Debtor Relief Laws (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d) Subject to the provisions of Section 8.16, the guarantee contained in this Section 2 shall remain in full force and effect until the Facility Termination Date has occurred, notwithstanding that from time to time during the term of this Agreement there may be no Obligations then outstanding.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff, recoupment, appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Facility Termination Date has occurred.

2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Secured Party, and each Guarantor shall remain liable to the Administrative Agent and each other Secured Party for the full amount guaranteed by such Guarantor hereunder.

2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any setoff, recoupment or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or any collateral security, guarantee or right of setoff or recoupment held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the date that is 181 days after the Facility Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Facility Termination Date, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4. Amendments, etc., with respect to the Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon them or for any part thereof, or any collateral security or guarantee therefor or right of setoff or recoupment with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of setoff or recoupment at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5. Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. Without limitation of the foregoing, the Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, as the case may be, in reliance upon the guarantee contained in this Section 2 and all dealings between the Borrower and any of the Guarantors, on the one hand, and any of the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon the Borrower or any of the Guarantors with respect to the Obligations, (b) notice of the existence or creation or nonpayment of all or any of the Obligations and (c) all diligence in collection or protection of or realization upon any Obligations or any security for or guaranty of any Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2, to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of setoff or recoupment with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Obligations guaranteed pursuant to this Section 2, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent on behalf of the Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as any Secured Party may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of setoff or recoupment with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of setoff or recoupment, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of setoff or recoupment, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff, recoupment or counterclaim in Dollars at the Administrative Agent’s Office.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents;

(e) all Equipment;

(f) all Fixtures;

(g) all General Intangibles;

(h) all Goods;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights;

(n) all Money;

(o) all Payment Intangibles;

(p) all Commercial Tort Claims with respect to the matters described on Schedule 7;

(q) all other personal property not otherwise described above;

(r) all books and records pertaining to the Collateral; and

(s) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Grantor is pledging, nor granting a security interest hereunder in, (i) any of such Grantor’s right, title or interest in any license, contract or agreement to which such Grantor is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement on the date hereof result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term (A) has been waived or (B) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, or (ii) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Administrative Agent for the benefit of the Secured Parties that:

4.1. Title; No Other Liens. Except for Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens.

4.2. Perfected Liens. The security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on Schedule 1, have been delivered to the Administrative Agent in completed and, where required, duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations of such Grantor, enforceable in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law, against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens for which priority is accorded under applicable law or except as provided in the Intercreditor Agreement.

4.3. Grantor Information. As of the date of execution of this Agreement or Assumption Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), Schedule 2 sets forth (a) such Grantor’s jurisdiction of organization, (b) the location of such Grantor’s chief executive office, (c) such Grantor’s exact legal name as it appears on its Organization Documents and (d) such Grantor’s organizational identification number (to the extent such Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4. Collateral Locations. As of its Applicable Date, Schedule 3 sets forth (a) each place of business of such Grantor (including its chief executive office), (b) all locations where all Inventory and the Equipment owned by such Grantor is kept, except with respect to Inventory and Equipment with a fair market value of less than $500,000 (in the aggregate for all Grantors) which may be located at other locations and (c) whether each such Collateral location and place of business (including such Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 3.

4.5. Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for personal vehicles owned by the Grantors and used by employees of the Grantors in the ordinary course of business with a fair market value of less than $500,000 (in the aggregate for all Grantors).

4.6. Investment Property. (a) As of the its Applicable Date, the Pledged Equity pledged by such Grantor hereunder constitutes all the issued and outstanding Equity Interests of all classes of Equity Interests of each Issuer owned by such Grantor (limited, in the case of any voting Equity Interests of any CFC, to not more than 65% of the total outstanding voting Equity Interests of such CFC as set forth in the definition of Pledged Equity).

(b) All Pledged Equity as has been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Schedule 4 lists all Investment Property (other than Cash Equivalents (as defined in the Credit Agreement) to the extent that such Cash Equivalents constitute Investment Property) owned by such Grantor.

(e) Such Grantor is the beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

4.7. Receivables. (a) No amount in excess of $100,000 payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(b) The amounts represented by such Grantor to the Administrative Agent from time to time as owing in respect of the Receivables will at all such times be accurate.

4.8. Intellectual Property. Schedule 5 lists all Intellectual Property owned by such Grantor in its own name as of the Closing Date.

4.9. Depositary and Other Accounts. All Deposit Accounts maintained by such Grantor are described on Schedule 6 hereto, which description includes for each such Deposit Account the name of the Grantor maintaining such Deposit Account, the name, address, telephone and fax numbers of the financial institution at which such Deposit Account is maintained, the account number and the account officer, if any, of such Deposit Account.

4.10. Commercial Tort Claims. On the date hereof, except to the extent listed in Schedule 7, no Grantor has knowledge of rights in any Commercial Tort Claim as to which it reasonably expects to recover more than $100,000.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent for the benefit of the Secured Parties until the Facility Termination Date has occurred:

5.1. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $100,000 shall be or become evidenced by any Instrument (other than in the ordinary course of business), Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly (and in any event within 2 Business Days) delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement and, in the case of Electronic Chattel Paper, the applicable Grantor shall cause the Administrative Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC. In the event that a Default or Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to the Administrative Agent and at such time being held by any Grantor shall be promptly (and in any event within 2 Business Days) delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Administrative Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC.

5.2. Maintenance of Insurance. (a) Such Grantor will maintain the insurance required by Section 6.07 of the Credit Agreement.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof or, in the case of cancellation for the non-payment of premium, at least 10 days after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as additional insured, in the case of any liability policy, or a loss payee, in the case of any casualty policy.

5.3. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject in each case to Permitted Liens.

(b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property, Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the

Administrative Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto, and (iii) if requested by Administrative Agent during the continuance of an Event of Default, delivering, to the extent permitted by law, any original motor vehicle certificates of title received by such Grantor from the applicable secretary of state or other governmental authority after information reflecting Administrative Agent’s security interest has been recorded therein.

5.4. Changes in Locations, Name, etc. Such Grantor will not, except upon 30 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 3 showing any additional location at which Inventory or Equipment shall be kept: (i) change its jurisdiction of organization from that specified on Schedule 2, (ii) change its name, identity or corporate structure, or (iii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 3; provided, that up to $250,000 (in the aggregate value for all Grantors) of Equipment and Inventory may be kept at other locations.

5.5. Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or right in respect of any Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof other than, with respect to Investment Property not constituting Pledged Equity or Pledged Notes, any such action which is not prohibited by the Credit Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.6 shall apply to such Grantor, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.6 with respect to the Investment Property issued by it.

5.6. Receivables. (a) Other than in the ordinary course of business consistent with its past practices and in amounts which are not material to such Grantor, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then-outstanding Receivables for all Grantors.

(c) At the request of the Administrative Agent, with respect to each contract with an Applicable Governmental Authority (as defined below), (i) provide to the Administrative Agent all such documents and instruments, and take all such actions, as shall reasonably be requested by the Administrative Agent to enable the Administrative Agent to comply with the requirements of the Federal Assignment of Claims Act or any other applicable Laws to perfect its security interest in such Receivables and obtain the benefits of such Act or Law with respect thereto and (ii) otherwise comply with its obligations under Section 5.3(c) with respect thereto. As used in this paragraph, the term “Applicable Governmental Authority” shall mean any Governmental Authority the Laws applicable to which provide that, for a creditor of a Person to which such Governmental Authority has an obligation to pay money, whether pursuant to a Receivable, a General Intangible or otherwise, to perfect such creditor’s Lien on such obligation and/or to obtain the full benefits of such Lien and such Laws, certain notice, filing, recording or other similar actions other than the filing of a financing statement under the Uniform Commercial Code must be given, executed, filed, recorded, delivered or completed, including, without limitation, any Federal Governmental Authority to which the Federal Assignment of Claims Act of 1940 is applicable.

5.7. Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Laws, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each Copyright material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any such Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent concurrently with the next delivery of financial statements of the Borrower pursuant to Section 6.01 of the Credit Agreement. Upon the request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

(h) In the event that any material Intellectual Property is infringed upon, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.8. Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim as to which it determines that it reasonably expects to recover more than $100,000, such Grantor shall within 30 days of making such determination sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

5.9. Depositary and Other Deposit Accounts. No Grantor shall open any Deposit Accounts unless such Grantor shall have given the Administrative Agent 30 days’ prior written notice of its intention to open any such new Deposit Accounts. The Grantors shall deliver to the Administrative Agent a revised version of Schedule 6 showing any changes thereto within 5 days of any such change. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains a Deposit Account to provide the Administrative Agent with such information with respect to such Deposit Account as the Administrative Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to the Administrative Agent. Such Grantor will, upon the Administrative Agent’s request, cause each financial institution at which such Grantor maintains a Deposit Account to enter into a bank agency or other similar agreement with the Administrative Agent and such Grantor, in form and substance satisfactory to the Administrative Agent, in order to give the Administrative Agent “control” (as defined in the UCC) of such Deposit Account.

5.10. Other Matters.

(a) Promptly (but in any event within 30 days or such longer period as the Administrative Agent in its sole discretion may permit) following the request of the Administrative Agent, such Grantor shall use commercially reasonable efforts to cause to be delivered to the Administrative Agent landlord waivers and access letters (in form and substance satisfactory to the Administrative Agent) with respect to (a) any bailee with which such Grantor keeps Inventory or other assets and (b) any landlord which leases real property (and the accompanying facilities) to any of the Grantors.

(b) Such Grantor shall, at any time and from time and to time, take such steps as the Administrative Agent may reasonably request for the Administrative Agent (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for the Administrative Agent, (ii) to obtain “control” (as defined in the UCC) of any Letter-of-Credit Rights, or Electronic Chattel Paper, with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (iii) otherwise to insure the continued perfection and priority of the Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein.

(c) Without limiting the generality of the foregoing, if any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent “control” under Section 9-105 of the UCC of such Electronic Chattel Paper or “control” under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

SECTION 6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables required to be included in Collateral and, subject to the terms of the Intercreditor Agreement, the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(c) Except as set forth in Section 6.1(d) below, each Grantor shall cause all collections and/or payments in respect of Receivables or other Collateral and all other Proceeds thereof to be promptly (and, in any event, within 2 Business Days) paid into one or more deposit accounts subject to an Account Control Agreement in accordance with procedures and arrangements reasonably acceptable to the Administrative Agent and subject only to such changes as may be approved in advance by the Administrative Agent. To the extent that any collections and/or payments in respect of Receivables or other Collateral and all other Proceeds thereof are not sent directly to such accounts in accordance with procedures and arrangements reasonably acceptable to the Administrative Agent, such collections, payments and/or proceeds shall be held in trust for the benefit of the Secured Parties and immediately remitted for transfer to such accounts.

(d) Subject to the terms of the Intercreditor Agreement, if required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a collateral account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 8.03 of the Credit Agreement, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(e) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants, to the Administrative Agent, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, or license or sublicense, any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.3. Investment Property. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, in each case to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends and distributions, payments (including sums paid upon the liquidation or dissolution of any Issuer or in connection with any distribution of capital) or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with the provisions of the Credit Agreement and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of holders of the Equity Interests of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. If any sums of money paid or distributed in respect of Investment Property, which the Administrative Agent shall be entitled to receive pursuant to clause (i) above, shall be received by a Grantor, such Grantor shall, until such money is paid to the Administrative Agent, hold such money in trust for the Secured Parties as additional collateral for the Secured Obligations.

(c) Subject to the terms of the Intercreditor Agreement, each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4. Proceeds to be Turned Over to Administrative Agent. If an Event of Default occurs and is continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a collateral account maintained under its sole dominion and control. All Proceeds, while held by the Administrative Agent in any collateral account (or by such Grantor in trust for the Secured Parties), shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied in accordance with Section 8.03 of the Credit Agreement.

6.5. Code and Other Remedies. If an Event of Default occurs and is continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, if an Event of Default occurs and is continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request following and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5 in accordance with Section 8.03 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, Section 9-615(a)(3) of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by such Secured Party or it sub-agents of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.6. Registration Rights. (a) Subject to the terms of the Intercreditor Agreement, if the Administrative Agent shall determine to exercise its rights to sell all or any of the Pledged Equity pursuant to Section 6.5, and if, in the opinion of the Administrative Agent, it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, then if the Pledged Equity of the relevant Issuer can be registered pursuant to the provisions of the Securities Act and in accordance with the rules and regulations of the SEC applicable thereto, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interest for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 may be specifically enforceable against such Grantor, and such Grantor hereby waives, to the fullest extent permitted by applicable law, and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

6.7. Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC (or the Uniform Commercial Code as in effect in any applicable jurisdiction). Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Subject to the terms of the Intercreditor Agreement, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.5 or 6.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as the Administrative Agent may deem appropriate; and (10) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at the Default Rate from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any other Secured Party nor any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

7.3. Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof; provided that, at the reasonable request of any Grantor, the Administrative Agent shall amend any such statement (and any other financing statement filed by the Administrative Agent in connection with this Agreement) to exclude any property that is released from, or otherwise not included in, the Collateral.

7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by Article IX of the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1. Amendments. Neither this Agreement nor any Assumption Agreement nor any portion or provision hereof or thereof may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement.

8.2. Notices. Any notice required or permitted hereunder or under any Assumption Agreement shall be given, (a) with respect to each Grantor, at the address of the Borrower indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Expenses; Indemnity; Damage Waiver. (a) Each Guarantor agrees, on a joint and several basis, to pay or reimburse the Administrative Agent and each Secured Party for all its out-of-pocket costs and expenses (including the fees, charges and disbursements of any counsel for the such Secured Party) incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and each Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Grantor arising out of, in connection with, or as a result of the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.

(d) To the fullest extent permitted by applicable law, each Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 8.4(c) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) All amounts due under this Section shall be payable not later than 10 Business Days after demand therefor.

(f) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the Facility Termination Date.

8.5. Binding Agreement; Assignment. This Agreement and each Assumption Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Agreement, any Assumption Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. Without limiting the generality of the foregoing sentence of this Section 8.5, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

8.6. Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, each Secured Party is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Grantor, any such notice being hereby expressly waived by each Grantor to the fullest extent permitted by applicable law to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party to or for the credit or the account of any Grantor against and on account of the Obligations of such Grantor then due and payable to any Secured Party under this Agreement or any of the other Loan Documents, and all other claims of any nature or description then due and payable arising out of or connected herewith or therewith, irrespective of whether or not the Administrative Agent or such Secured Party shall have made any demand hereunder and although said deposits or other obligations owing by such Secured Party, or any of them, shall be contingent or unmatured. The applicable Secured Party shall notify such Grantor promptly of any such setoff and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Secured Parties under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Secured Parties may otherwise have.

8.7. Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 8.7, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Agreement.

8.8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Rules of Interpretation. The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and each Assumption Agreement and are hereby incorporated by reference. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

8.10. Integration. This Agreement and each Assumption Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Assumption Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof.

8.11. [Intentionally omitted]

8.12. Governing Law; Jurisdiction; Etc.

(a) THIS AGREEMENT AND EACH ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ASSUMPTION AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY ASSUMPTION AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY ASSUMPTION AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ASSUMPTION AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

8.13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ASSUMPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY ASSUMPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.14. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.15. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.16. Reinstatement. The guarantee contained in Section 2 and the grant of a security interest in the Collateral contained in Section 3 and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 8.16 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

8.17. Additional Interests. If any Grantor shall at any time acquire or hold any additional Pledged Equity, including any Pledged Equity issued by any Issuer not listed on Schedule 1 hereto which are required to be subject to a Lien pursuant to this Agreement by the terms hereof or of any provision of the Credit Agreement (any such shares being referred to herein as the “Additional Interests”), such Grantor shall deliver to the Administrative Agent for the ratable benefit of the Secured Parties (i) a Supplement in the form of Annex 2 hereto with respect to such Additional Interests duly completed and executed by such Grantor and (iii) any other document required in connection with such Additional Interests as described in Section 5.1.

Each Grantor shall comply with the requirements of this Section 8.17 concurrently with the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 6.12 of the Credit Agreement applies, within the time period specified in such Section or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 8.17 shall not impair the Lien on Additional Interests conferred hereunder.

8.18. Releases. (a) Subject to the provisions of Section 8.16, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate on the Facility Termination Date, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) Notwithstanding anything contained herein to the contrary, if any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then (i) the Liens created hereby on such Collateral (but not the Proceeds thereof) shall automatically be released and (ii) the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and at the sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that such Person ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the transaction in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.19. Conflicts with Certain Other Agreements. Notwithstanding anything to the contrary in this Security Agreement, subject to the terms of the Intercreditor Agreement and prior to the Discharge of Priority First Lien Indebtedness (as defined in the Intercreditor Agreement), any obligation of the Grantors in this Agreement that requires delivery of Collateral to, possession or control of Collateral with, the pledge, assignment, endorsement or transfer of Collateral to or the registration of Collateral in the name of, the Administrative Agent shall be deemed complied with and satisfied if such delivery of Collateral is made to, such possession or control of Collateral is with, or such Collateral be assigned, endorsed or transferred to or registered in the name of, the Working Capital Agent; provided that, notwithstanding the foregoing, nothing contained in this Section 8.19 shall limit or otherwise adversely effect the grant of a lien on or a security interest in any Collateral under Section 3 of this Agreement. To the extent that any representations or warranties set forth in this Agreement are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, the Working Capital Agent in accordance with this Section 8.19, such representation or warranty shall not be deemed to be untrue or incorrect for purposes of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

BOYKEN INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman

HILL INTERNATIONAL (PUERTO RICO), INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	President

HILL INTERNATIONAL DEVELOPMENT, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

HILL INTERNATIONAL REAL ESTATE, LLC

By:	/s/ David L. Richter
Name:	David L. Richter
Title:	Chairman and Chief Executive Officer

PCI GROUP, LLC

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

TCM GROUP

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

TRANSPORTATION CONSTRUCTION SERVICES, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

TRS CONSULTANTS, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman

ADMINISTRATIVE AGENT:

OBSIDIAN AGENCY SERVICES, INC., as Administrative Agent

By:	/s/ Mark Holdsworth
Name:	Mark Holdsworth
Title:	Managing Partner